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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment
No. 17 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds International Trust (formerly Landmark
International Funds) of our reports dated February 2, 1998 relating to the financial statements and financial highlights of International Equity Portfolio and Emerging Asian Markets Equity Portfolio, appearing in the December 31, 1997 Annual Report of Landmark International Equity Fund and Landmark Emerging Asian Markets Equity Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Auditors" and "Independent Accountants and Financial Statements" in such Statement of Additional Information.



/s/ Price Waterhouse
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Chartered Accountants
Toronto, Ontario
April 28, 1998